EXHIBIT 23.2

                       Consent of Independent Accountants


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report  dated July 21,  1997  accompanying  the  consolidated financial statements of TF Financial Corporation and Subsidiaries appearing in the 1996 Annual Report of the Corporation to its shareholders included in the Annual Report on Form 10-K for the year ended December 31, 1996 which is incorporate by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



GRANT THORNTON LLP

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
May 10, 1997